Exhibit 99.1

NEWS RELEASE	Contact:
Michael S. Hotta
mhotta@kapalua.com

MAUI LAND & PINEAPPLE REPORTS 2nd QUARTER 2021 RESULTS

KAPALUA RESORT, Hawaii, August 12, 2021 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported net income of $1.9 million, or $0.10 per share, for the second quarter of 2021, compared to a net loss of $0.2 million, or $(0.01) per share, for the second quarter of 2020. Total operating revenues of $5.0 million and $1.7 million were recognized during the three months ended June 30, 2021 and 2020, respectively.

For the six months ended June 30, 2021, the Company reported net income of $0.9 million, or $0.05 per share, compared to a net loss of $1.2 million, or $(0.06) per share, for the six months ended June 30, 2020. Total operating revenues of $7.0 million and $3.7 million were recognized during the six months ended June 30, 2021 and 2020, respectively.

During the quarter ended June 30, 2021, MLP completed real estate sales of the Steeple House in the Kapalua Resort and a conservation easement in Honolua Valley for $1.7 million and $0.9 million, respectively. There were no real estate asset sales in 2020.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended June 30,
	2021	2020
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$2,700	$90
Leasing	1,962	1,436
Resort amenities and other	288	184
Total operating revenues	4,950	1,710

OPERATING COSTS AND EXPENSES
Real estate	454	192
Leasing	876	827
Resort amenities and other	278	169
General and administrative	574	559
Share-based compensation	370	402
Depreciation	302	323
Total operating costs and expenses	2,854	2,472

OPERATING INCOME (LOSS)	2,096	(762)
Other income	-	894
Pension and other post-retirement expenses	(116)	(117)
Interest expense	(32)	(30)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,948	(15)
Loss from discontinued operations, net	(69)	(142)
NET INCOME (LOSS)	$1,879	$(157)
Other compreshensive income - pension, net	221	206
TOTAL COMPREHENSIVE INCOME	$2,100	$49

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Income (Loss) from Continuing Operations	$0.10	$-
Loss from Discontinued Operations	$-	$(0.01)
Net Income (Loss)	$0.10	$(0.01)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$2,700	$158
Leasing	3,763	3,172
Resort amenities and other	546	414
Total operating revenues	7,009	3,744

OPERATING COSTS AND EXPENSES
Real estate	552	367
Leasing	1,716	1,603
Resort amenities and other	691	740
General and administrative	1,291	1,318
Share-based compensation	719	827
Depreciation	602	645
Total operating costs and expenses	5,571	5,500

OPERATING INCOME (LOSS)	1,438	(1,756)
Other income	13	894
Pension and other post-retirement expenses	(232)	(234)
Interest expense	(65)	(76)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,154	(1,172)
Loss from discontinued operations, net	(209)	(59)
NET INCOME (LOSS)	$945	$(1,231)
Other compreshensive income - pension, net	442	412
TOTAL COMPREHENSIVE INCOME (LOSS)	$1,387	$(819)

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Income (Loss) from Continuing Operations	$0.06	$(0.06)
Loss from Discontinued Operations	$(0.01)	$-
Net Income (Loss)	$0.05	$(0.06)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)	(audited)
	(in thousands except share data)
CURRENT ASSETS
Cash	$6,005	$869
Accounts receivable, net	1,336	1,362
Prepaid expenses and other assets	167	80
Assets held for sale	3,134	7,440
Total current assets	10,642	9,751

PROPERTY	51,414	51,956
Accumulated depreciation	(33,789)	(33,445)
Property, net	17,625	18,511

OTHER ASSETS
Deferred development costs	8,964	8,901
Other noncurrent assets	1,222	1,307
Total other assets	10,186	10,208
TOTAL ASSETS	$38,453	$38,470

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$441	$899
Payroll and employee benefits	699	970
Long-term debt, current portion	-	200
Accrued retirement benefits, currernt portion	165	165
Deferred revenue, current portion	447	260
Other current liabilities	407	453
Total current liabilities	2,159	2,947

LONG-TERM LIABILITIES
Accrued retirement benefits	10,091	10,926
Deferred revenue	1,700	1,767
Deposits	2,355	2,680
Other noncurrent liabilities	75	83
Total long-term liabilities	14,221	15,456

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock--no par value, 43,000,000 shares authorized, 19,361,856 and 19,311,528 shares issued and outstanding	82,104	81,485
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(47,959)	(48,904)
Accumulated other comprehensive loss	(21,256)	(21,698)
Total stockholders' equity	22,073	20,067
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$38,453	$38,470